Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Investment Quality
Municipal Fund, Inc.
33-37083
811-6178

A special meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008,
September 30, 2008 and October 28, 2008.

Voting results are as follows:

<c>To approve the elimination of
the fundamental policy relating to
 insured bonds.

<c>Common and MuniPreferred
shares voting together as a class

<c>MuniPreferred shares voting together
 as a class
   For
              8,243,989
                            1,051
   Against
                 485,703
                               228
   Abstain
                 423,535
                                 88
   Broker Non-Votes
              2,895,787
                            2,955
      Total
            12,049,014
                            4,322



<c>To approve the new
fundamental policy relating to
tax-exempt securities.
<c>Common and MuniPreferred
shares voting together as a class

<c>MuniPreferred shares voting together
 as a class
   For
              8,357,803
                            1,087
   Against
                 392,508
                               196
   Abstain
                 402,916
                                 84
   Broker Non-Votes
              2,895,787
                            2,955
      Total
            12,049,014
                            4,322

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007551.